SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 29, 2005

Date of Report (date of earliest event reported)

OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1341 Orleans Drive

Sunnyvale, California 94089-1136

(Address of principal executive offices)

(408) 542-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 29, the Board of Directors of OmniVision Technologies, Inc. (“OmniVision”) approved the Executive Officer Profit Sharing/Bonus Plan (the “Plan”) with the intent to align the performance and rewards of OmniVision’s executive officers with OmniVision’s profitability. This Plan is part of a profit sharing/bonus plan that OmniVision has in place with respect to all of its full-time employees. The Plan memorializes the previously unwritten arrangement that OmniVision and its executive officers have been operating under with respect to profit sharing/bonus awards granted to such executive officers. The Board of Directors determined that it would be in the best interest of OmniVision to put in place a formal written document relating to such arrangement.

In February 2005, the Compensation Committee of the Board of Directors of OmniVision (the “Committee”) approved the following payment of cash bonuses for the quarter ended January 31, 2005, which bonuses were consistent with the terms of the Plan, to the following executive officers of OmniVision:

Name of Officer	Cash Bonus Amount
Shaw Hong	$22,000
Raymond Wu	$19,000
Xinping He	$19,000
Qi Dong	$17,000

Also in February 2005, the Committee approved an increase in annual base salary for the following executive officers of OmniVision:

Name of Officer	Previous Annual Base Salary	New Annual Base Salary	Effective Date
Shaw Hong	$280,000	$300,000	July 1, 2004
Raymond Wu	$215,000	$225,000	July 1, 2004
Xinping He	$200,000	$225,000	January 1, 2005

ITEM 9.01 Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished herewith:

10.12	Executive Officer Profit Sharing/Bonus Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2005

OmniVision Technologies, Inc.

By:	/s/ SHAW HONG
Shaw Hong
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.12	Executive Officer Profit Sharing/Bonus Plan.